UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

The information set forth in Item 7.01 below is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure

On December 15, 2020, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing the following updates on leasing and the impact of the COVID-19 pandemic on rent collections:

Leasing

Griffin reported the following for its industrial/warehouse portfolio for the three months ended November 30, 2020 (the “2020 fourth quarter”):

	Number of Leases[1]	Square Feet	Weighted Avg. Lease Term in Years	Weighted Avg. Lease Costs PSF per Year[2]	Weighted Avg. Rent Growth[3]
					Straight-line Basis	Cash Basis
New leases	1	8,400	3.0	$1.15	2.5%	(0.5%)
Renewals	5	489,984	5.0	$0.51	13.6%	0.5%
Total / Avg.	6	498,384	5.0	$0.52	13.3%	0.5%

Griffin’s industrial/warehouse portfolio’s percentage leased was as follows:

	Nov. 30, 2020	Aug. 31, 2020	May 31, 2020	Feb. 29, 2020
Percentage Leased	94.3%	94.3%	94.3%	94.9%
Percentage Leased – Stabilized Properties[4]	95.4%	99.7%	99.7%	99.1%

Approximately 411,000 square feet of the 498,000 square feet renewed or leased during this quarter related to two lease renewals of existing tenants in the Lehigh Valley of Pennsylvania. One of these leases was an early 5-year renewal of 131,000 square feet leased to the subsidiary of a Fortune 500 company, increasing the remaining lease term to nearly 7 years, and the other was a 5-year renewal of 280,000 square feet leased to the North American subsidiary of a multi-national provider of workplace equipment and technologies.

The renewal for 131,000 square feet was an early 5-year renewal, negotiated with the tenant as part of a response to their request for rent relief in the second fiscal quarter of 2020, during the early days of the COVID-19 pandemic in the United States. Griffin agreed to provide a 50% rent abatement to the tenant for four months, in exchange for this renewal with no tenant improvements.

The renewal for 280,000 square feet was with the tenant who pre-leased a new building that Griffin constructed in the Lehigh Valley approximately five years ago. In connection with the original lease, the tenant required above standard improvements which Griffin provided as a turn-key service. The cost of these improvements was reflected in the base rental rate for the initial term of the original lease, resulting in that lease’s initial base rental rate being approximately 17% above market at the time it was signed. The Lehigh Valley industrial market has experienced strong rental growth over the last five years, however, due to the comparison of the renewal rate to the higher initial rent that was set in the original lease, Griffin’s weighted average rent growth on a cash basis only shows modest growth.

As of November 30, 2020, Griffin’s thirty industrial/warehouse buildings aggregated approximately 4,206,000 square feet and represented 91.5% of Griffin’s total real estate portfolio. Subsequent to the end of the 2020 fourth quarter, Griffin signed a one-year extension for a tenant in the Lehigh Valley whose lease was originally set to expire on September 30, 2021, leaving only two leases of industrial/warehouse space scheduled to expire next year. Those two leases aggregate approximately 166,000 square feet, and if not renewed, are scheduled to expire in the 2021 fourth quarter.

For Griffin’s office/flex portfolio, one vacant building of approximately 40,000 square feet was sold during the quarter for gross proceeds of $1.4 million. No new office/flex leasing was completed during the quarter. Griffin’s remaining eleven office/flex buildings, which aggregate approximately 393,000 square feet and represent 8.5% of Griffin’s total real estate portfolio, were 71.3% leased as of November 30, 2020, as compared to 64.7% leased for the twelve office/flex properties that were in the portfolio as of August 31, 2020.

Griffin’s total real estate portfolio of approximately 4,598,000 square feet was 92.3% leased as of November 30, 2020 (93.3% leased for the stabilized, in-service portfolio4) as compared to a portfolio of 4,639,000 square feet that was 91.5% leased as of August 31, 2020.

Rent Collections/COVID-19 Impact

COVID-19 has not had a material impact on the Company’s rent collection during the 2020 fourth quarter and as of the date of this press release. Griffin collected 99.8% of rent in each of September, October and November, accounting for both rent relief and deferrals. As previously disclosed, since the onset of COVID-19, Griffin entered into a total of two agreements with tenants that granted rent relief aggregating approximately 0.5% of Griffin’s anticipated total annual rental revenue for fiscal year 2020. The much larger of these two tenants is a subsidiary of a Fortune 500 company who completed an early 5-year renewal, as mentioned above. This early 5-year renewal is counted in the renewal leasing statistics for the 2020 fourth quarter and the amount of rent relief that was given to the tenant is included in the calculation of weighted average lease costs per square foot per year. The only other deferral agreement in place is with a 20,000 square foot tenant for a three month deferral that took place during the second quarter of fiscal 2020. This tenant is currently meeting its obligations and Griffin did not receive any new requests for rent relief during the quarter and no previous requests remain outstanding.

1 Excludes new leases and renewals with an initial term of twelve months or less.

2 Weighted average lease costs per square foot per year reflects total lease costs (tenant improvements and leasing commissions) per square foot per year of the lease term.

3 Weighted average rent growth reflects the percentage change of annualized rental rates between the previous leases and the current leases. The rental rate change on a straight-line basis represents average annual base rental payments on a straight-line basis for the term of each lease including free rent periods. Cash basis rent growth represents the change in starting rental rates per the lease agreement on new and renewed leases signed during the period, as compared to the previous ending rental rates for that same space. The cash rent growth calculation excludes free rent periods. The change in rental rate calculations excludes leases for first generation space on properties acquired or developed by Griffin.

4 Stabilized properties reflect buildings that have reached 90% leased or have been in-service for at least one year since development completion or acquisition date, whichever is earlier. Stabilized properties exclude 170 Sunport Lane, which was acquired in the 2020 second quarter and was 25.9% leased as of November 30, 2020. As of November 30, 2020, stabilized properties include 160 & 180 International Drive as they have been in service for at least one year.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1: Registrant’s December 15, 2020 Press Release (attached hereto).

Exhibit 104: The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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GRIFFIN INDUSTRIAL REALTY, INC.
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	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Date: December 15, 2020